     AMENDMENT NO. 1, dated as of July 30, 2001 (this "Amendment No. 1"), to the
                                                       ---------------
Stock and Asset Purchase Agreement, dated as of July 6, 2001 (the "Purchase
                                                                   --------
Agreement"), among BORDEN FOODS CORPORATION, a Delaware corporation ("BFC"), BFC
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Investments, L.P., a Delaware limited partnership ("BFC Investments"), BF Foods
                                                    ---------------
International Corporation, a Delaware corporation ("BFIC"), BORDEN FOODS
                                                    ----
INTERNATIONAL CORPORATION, a Delaware corporation ("Borden Foods
                                                    ------------
International"), BORDEN, INC., a New Jersey corporation ("Borden"), and JLL
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Pasta, LLC, a Delaware limited liability company ("Buyer"). All capitalized
                                                   -----
terms used herein and not otherwise defined shall have the meanings given them in the Purchase Agreement.

                                    RECITALS

     BFC, BFC Investments, BFIC, and Borden Foods International (collectively, the "Sellers") and Borden and the Buyer hereby agree to certain amendments to
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the Purchase Agreement, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Amendments to the Purchase Agreement.
                ------------------------------------

     1.1. Clause (i) of Section 3.1(a) of the Purchase Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

          "(i) Thirty Million Six Hundred Thousand Dollars ($30,600,000) further allocated as set forth on Schedule 3.1(a), plus"
                          ---------------

     1.2. The last sentence of Section 3.1(a) of the Purchase Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

          "The aggregate purchase price for the BFIC Assets purchased from BFIC shall be Five Hundred Thousand Dollars ($500,000) (the "BFIC Purchase Price" and
                                                        -------------------
together with the BFC Purchase Price and the BFC Investments Purchase Price, the "Purchase Price")."
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     1.3. Schedule 3.1(a) to the Purchase Agreement is hereby amended by
          ---------------
deleting such Schedule in its entirety and replacing it with a new Schedule 3.1(a) attached hereto as Exhibit A.

     1.4. Schedule 7.9 to the Purchase Agreement is hereby amended by inserting
          ------------
on such Schedule the items set forth on Exhibit B attached hereto.
                                        ---------

     Section 2.  General Provisions.
                 ------------------

          2.1. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     2.2. Except as expressly modified by this Amendment No. 1, all of the representations, warranties, terms, covenants, conditions and other provisions of the Purchase Agreement shall remain in full force and effect in accordance with their respective terms.

     2.3. This Amendment No. 1 shall be governed and construed in accordance with the laws of the State of New York.

     2.4. Buyer agrees that in the event the Closing does not occur it will cooperate with BFC to cause the shares of Albadoro, S.p.A. to be transferred back to BFC or one of its subsidiaries. Buyer further agrees that in connection with any assignment of the Purchase Agreement to New World Pasta Company ("NWP"), NWP shall also assume the obligations under this Section 2.4.
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

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first above written.

                                         BORDEN FOODS CORPORATION


                                         By:  /s/ Nancy G. Brown
                                              ------------------------------
                                              Name: Nancy G. Brown
                                              Title: Secretary


                                         BFC INVESTMENTS, L.P.


                                         By:  /s/ Alyssa A. Anton
                                              ------------------------------
                                              Name: Alyssa A. Anton
                                              Title: Secretary


                                         BF FOODS INTERNATIONAL CORPORATION


                                         By:  /s/ Alyssa A. Anton
                                              ------------------------------
                                              Name: Alyssa A. Anton
                                              Title: Secretary


                                         BORDEN FOODS INTERNATIONAL CORPORATION


                                         By:  /s/ Alyssa A. Anton
                                              ------------------------------
                                              Name: Alyssa A. Anton
                                              Title: Secretary


                                         BORDEN, INC.


                                         By:  /s/ David J. Karachuk
                                              ------------------------------
                                              Name: David J. Karachuk
                                              Title: Vice President

                                         JLL PASTA, LLC


                                         By:  /s/ Brett Milgrim
                                              ------------------------------
                                              Name: /s/ Brett Milgrim
                                              Title: Chief Financial Officer